Exhibit 23

                    Consent of Cobitz, VandenBerg & Fennessy


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                  [Letterhead of Cobitz, VandenBerg & Fennessy]









                          INDEPENDENT AUDITOR'S CONSENT



         We hereby consent to the incorporation by reference and use of our report, dated February 13, 1998 on the consolidated financial statements of AMB Financial Corp. which appears in AMB Financial Corp.'s Annual Report of Shareholders and Form 10-KSB for the year ended December 31, 1997.


                                               /s/ Cobitz, VandenBerg & Fennessy
                                                   -----------------------------
                                                   Cobitz, VandenBerg & Fennessy


March 27, 1998
Palos Hills, Illinois